OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden Hours per response.........38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 17, 2006

ASCEND ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 Devon Park Drive, Building 400, Wayne, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:    (610) 293-2512

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 17, 2006, Ascend Acquisition Corp. (the "Company") consummated its initial public offering ("IPO") of 6,000,000 Units. Simultaneously with the consummation of the IPO, the Company consummated the private sale ("Private Sale") of 166,667 Units ("Insider Units") to certain of its initial stockholders and affiliates. On May 22, 2006, the Company consummated the closing of the 900,000 Units which were subject to the over-allotment option. Each Unit sold in the IPO and each Insider Unit consisted of one share of common stock, $.0001 par value per share, and two warrants, each to purchase one share of the Company's common stock. The 6,900,000 Units sold in the IPO, including the 900,000 Units subject to the over-allotment option, and the Insider Units sold in the Private Sale were sold at an offering price of $6.00 per Unit, generating total gross proceeds of $42,400,002. Of this amount, $38,510,202 (or approximately $5.58 per share) was placed in trust.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1	Audited Financial Statements*
Exhibit 99.2	Press release dated May 17, 2006*
Exhibit 99.3	Press release dated May 22, 2006

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:May 22, 2006	ASCEND ACQUISITION CORP.
	By:	/s/ Don K. Rice
Don K. Rice Chief Executive Officer